Exhibit 99.7

Consent of Morgan Stanley & Co. LLC

We hereby consent to the inclusion of our opinion letter dated July 8, 2015 to the Board of Directors of Coty Inc. (“Coty”), included as Annex A to the prospectus which forms part of Amendment No. 5 (“Amendment No. 5”) to the registration statement on Form S-4/Form S-1 (as amended from time to time, the “Registration Statement”) relating to the proposed issuance of shares of Galleria Co.’s common stock, par value $0.01 per share, that Galleria Co. currently expects will be distributed to the shareholders of The Procter & Gamble Company pursuant to an exchange offer (and a subsequent pro rata dividend if the exchange offer is completed but not fully subscribed) in connection with the merger (the “Merger”) of Green Acquisition Sub Inc., which is a wholly owned subsidiary of Coty, with and into Galleria Co., with Galleria Co. surviving the Merger and becoming a wholly owned subsidiary of Coty, and to the description of such opinion and to the references to our name contained therein under the headings “Summary—Opinions of Coty’s Financial Advisors,” “Risk Factors—Risks Relating to the Transactions,” “The Transactions—Background of the Transactions,” “The Transactions—Coty’s Reasons for the Transactions,” and “The Transactions—Opinions of Coty’s Financial Advisors—Opinion of Morgan Stanley & Co. LLC.” Notwithstanding the foregoing, it is understood that our consent is being delivered only in connection with the filing of the aforementioned Amendment No. 5 to the Registration Statement. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations promulgated thereunder.

MORGAN STANLEY & CO. LLC

By:	/s/ Justin Craig
Name: Justin Craig
Title: Vice President

New York, New York

September 1, 2016